UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2008

POWERSAFE TECHNOLOGY CORP.

(Exact name of Registrant as specified in its charter)

Delaware	333-143645	98-0522188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o David Lubin & Associates, PLLC
26 E. Hawthorne Avenue
Valley Stream, NY 11580
(Address of principal executive offices)

516-887-8200
(Registrant's Telephone Number, Including Area Code)

10 Hakneset Hagdola Street, Tel Aviv, Israel 62917
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.01. Changes in Control of Registrant.

On April 4, 2008 Powersafe Technology Corp. (the “Registrant”) filed a Current Report on Form 8-K (the “Initial Report”) regarding the merger of its wholly-owned subsidiary, Powersafe Acquisition Corp., with and into Amplification Technologies, Inc., a privately-held Delaware corporation (“ATI”). The Registrant is filing this amendment to the Initial Report for the sole purpose of clarifying the disclosure contained in the Initial Report regarding the number and percentage of common stock of the Registrant acquired by Jack N. Mayer, the Executive Chairman of ATI, and Mr. Mayer’s wife.

Approximately 1,925,617 shares, or 27.2% of the issued and outstanding shares of common stock of the Registrant, were purchased by Mr. Mayer with a combination of personal and borrowed funds. Included in said amount of shares were 253,282 shares obtained in consideration for his involvement in organizing the transaction and 300,000 shares purchased by Mr. Mayer’s wife. No other person owns over 5% of the shares of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2008

POWERSAFE TECHNOLOGY CORP.

By:	/s/ Jack N. Mayer
Name:	Jack N. Mayer
Title:	President